EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2004, except as to Notes 6, 21 and 33 which are as of December 6, 2004, relating to the financial statements and financial statement schedule of NRG Energy, Inc., which appear in NRG Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
July 20, 2006